CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As an independent Certified Public Accountant, I hereby consent to the incorporation in this Form 10-K Registration Statement of my Audit Report of China Energy Corporation dated March 16, 2009 for the period ended November 30, 2008, and to all references to my Firm included in this registration statement.

/s/ Robert G. Jeffrey --------------------- Robert G. Jeffrey

Wayne, New Jersey 07470 March 16, 2009

CHINAENERGYCONSENT2008/HD